Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a)/15d-14(a) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Justin A. Renz, certify that:

1.             I have reviewed this Quarterly Report on Form 10-Q/A (Amendment No. 1) of Karyopharm Therapeutics Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Justin A. Renz
Justin A. Renz
Executive Vice President and Chief Financial Officer
(Principal financial and accounting officer)

Date: November 14, 2014